Exhibit 23.4

CONSENT OF VALUE INCORPORATED

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of all references to our firm and the reports issued by our firm to Affiliated Computer Services, Inc. which appear in the June 30, 2009 annual report on Form 10-K of Affiliated Computer Services, Inc. and to the reference to our firm under the heading “Experts” in the joint proxy statement/prospectus.

VALUE INCORPORATED

By:	/s/ David Fuller
President

Irving, Texas

December 10, 2009